Exhibit (21)

                              List of Subsidiaries



Name                                                 Percentage Ownership

Tengtu United Electronics Development, Co. Ltd.             57%
(Joint Venture)

Iconix International, Inc.                                  44%

TIC Beijing Electronics Co., Ltd.                          100%